Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163669 on Form S-8 of General Finance Corporation of our report dated September 14, 2012 relating to the consolidated financial statements and the financial statement schedule listed in Item 15(a) appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sherman Oaks, California September 14, 2012